April 1, 2002

Mr. Mitchell T. Engel
525 Circle Lane
Lake Forest, Illinois  60045

        Re:     Terms for Employment

Dear Mitch:

It is my pleasure to extend to you an offer of employment with The ServiceMaster Company upon the terms set forth in the attached term sheet. Please signify your acceptance of such employment by signing as indicated below. This letter agreement may be executed in counterparts.

                                        THE SERVICEMASTER COMPANY


                                        \s\ Jonathan P. Ward
                                        --------------------
                                        Jonathan P. Ward
                                        President and Chief Executive Officer


ACCEPTED AND AGREED:

\s\ Mitchell T. Engel                           4/1/02
-----------------------------                ---------------------
    Mitchell T. Engel

                                                             Exhibit 10.25

                        Principal Terms For Employment of
                       Mitchell T. Engel ("Executive") By
                      The ServiceMaster Company ("Company")

         1. Position: Chief Marketing Officer reporting to the President and
            --------
Chief Executive Officer. Executive shall serve as a member of the President and Chief Executive Officer's Executive Committee (the "Executive Committee").

         2. Term: April 1, 2002 through March 31, 2004.
            ----

         3. Base Annual Salary: Annual rate equal to $325,000 for 2002, subject
            ------------------
to increase but not decrease thereafter.

         4. Bonuses:
            -------
            (a) Annual target bonus ("APC") based upon the terms and conditions of the Company's APC plan, with target at 100% of base annual salary. Unless Executive's employment is terminated for Cause or the Executive terminates employment without Good Reason prior to the normal bonus payment date, the minimum bonus paid for 2002 will be at 100% of target, without proration. "Cause" and "Good Reason" are defined in the attached Appendix A.

            (b) Additional bonuses as awarded in the discretion of the President and Chief ExecutiveOfficer.

         5. Long-Term Performance Award: The President and Chief Executive
            ---------------------------
Officer shall recommend to the Company's Compensation Committee that Executive be granted three hundred and twenty-five (325) participation units under the Company's 2002 Long-Term Performance Award Plan for the performance period beginning January 1, 2002, at a target value of $700 per participating unit. Any amount earned for 2002 shall not be prorated.

         6. Group/Executive Benefits: Participation by Executive and his family,
            ------------------------
on terms no less favorable to Executive than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program (with COBRA equivalent premiums paid during any waiting period), profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Company, including automobile allowance with a value up to $50,000 and similar programs as in effect from time to time (collectively referred to as the "Benefits").

         7. Equity-Based Incentive Compensation:
            -----------------------------------

            (a) Subject to Compensation Committee approval, initial grant of seven-year options with respect to 200,000 shares to become exercisable ratably over five years, commencing on the one-year anniversary of the grant date. The exercise price for such options will be equal to the average closing NYSE price for the five trading days immediately preceding the grant date.

            (b) Beginning in 2003 and each year of his employment with the Company thereafter, Executive will be eligible to receive grants under the Company's stock incentive programs consistent with performance and competitive pay practices generally, with a target annual grant level of 75,000-90,000 shares. Each such grant shall have terms and conditions no less favorable than as generally applicable for grants to members of the Executive Committee at the time of such grant.

            (c) All equity-based awards will become fully exercisable and/or unrestricted upon a Change-in-Control (as defined in the Company's 2000 Equity Incentive Plan).

         8. Separation Payments:
            -------------------

            (a) In the event that the Executive's employment with the Company is terminated on or prior to March 31, 2004, by the Company without Cause or by the Executive for Good Reason, in addition to any other pay and/or benefits which have accrued to Executive, Executive shall receive separation payments and benefits as follows:

                (1) continuation of Executive's then-effective base annual salary for the longer of: (i) the period commencing on the effective date of the Executive's termination of employment (the "Termination Date") and ending on March 31, 2004; and (ii) the period commencing on the Termination Date and ending on the one- year anniversary of the Termination Date; such salary continuation to be paid on a semi-monthly basis in arrears for the appropriate period; plus

                (2) an amount equal to two times Executive's target
         APC for the year in which Executive's employment is terminated, minus any amount of APC paid or payable to Executive for any period on or prior to March 31, 2004. The APC shall be payable to the Executive on the dates of APC payment to other executives of the Company; it being understood that the Executive does not need to be employed by the Company on any date of payment in order to receive the APC set forth in this subparagraph 8(a)(2) or in order to receive the APC earned in the year immediately preceding the year in which Executive's employment is terminated; plus

                (3) continued vesting of all equity awards through March 31, 2004 (with stock options being exercisable in accordance with the terms of stock options granted generally to executives of the Company, but the date of termination of employment being deemed March 31, 2004); plus

                (4) full vesting of his deferred compensation benefit; plus

                (5) continuation of the Benefits through March 31, 2004.

            (b) Without regard to the end of the term under 2 above, in the event that the Executive's employment with the Company is terminated on or after April 1, 2004, by the Company without Cause, in addition to any other pay and/or benefits which have accrued to Executive, Executive shall receive separation payments and benefits as follows:

                (1) continuation of Executive's then-effective base annual salary for the period commencing on the Termination Date and ending on the one-year anniversary of the Termination Date, paid on a semi-monthly basis in arrears; plus

                (2) one times Executive's target APC for the year in which Executive's employment is terminated. APC shall be payable to the Executive on the dates of APC payment to other executives of the Company; it being understood that the Executive does not need to be employed by the Company on any date of payment in order to receive the APC set forth in this subparagraph 8(b)(2) or in order to receive the APC earned in the year immediately preceding the year in which Executive's employment is terminated; plus

                (3) continued vesting of all equity awards through the one-year anniversary of the Termination Date (with stock options being exercisable in accordance with the terms of stock options granted generally to executives of the Company, but the date of termination of employment being deemed the one-year anniversary of the Termination
         Date); plus

                (4) full vesting of his deferred compensation benefit; plus

                (5) continuation of the Benefits through the one-year anniversary of the Termination Date.

            (c) If Executive becomes reemployed with the Company prior to the end of the period during which he receives salary continuation pursuant to 8(a) or 8(b) above, the payments set forth in subparagraphs 8(a) or 8(b) shall cease immediately and irrevocably and Executive shall receive only remuneration from the Company in connection with Executive's new position.

         9. Deductions: Any amounts paid or payable to Executive under these
            ----------
Principal Terms for Employment ("Principal Terms"), shall be subject to all deductions required by federal and state law and any applicable benefit program contributions.

         10.Use and Ownership of Proprietary Information: Except to the extent
            --------------------------------------------
authorized by the Company, Executive will not at any time, from and after his commencement of employment with the Company, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or any subsidiary of the Company or (ii) other technical, business, proprietary or financial information of the Company or any subsidiary of the Company not available to the public generally or to the competitors of the Company or any subsidiary of the Company ("Confidential Information"),
                                               ------------------------
except as needed to perform his duties for the Company and to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency. Executive acknowledges that said Confidential Information, whether in written or other physical form (including computer materials), is the sole and exclusive property of the Company, and Executive agrees to return to the Company all such confidential and proprietary information and all copies thereof prior to termination of his employment.

         11.Certain Covenants:
            -----------------

            (a) Executive agrees that during the term of his employment with the Company, and for twenty-four (24) months thereafter (the "Non-Competition Period"), he will not in any manner, directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in any geographic area in which the Company or any of the Company's subsidiaries is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by the Company or any subsidiary of the Company as of the Executive's effective termination date.

            (b) Executive further agrees that during the Non-Competition
Period, he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any subsidiary of the Company to terminate or abandon his or her employment for any purpose whatsoever, (ii) directly or indirectly, employ or hire any employee of the Company or any subsidiary of the Company, or (iii) in connection with any business to which paragraph 11(a) applies, call on, service, solicit or otherwise do business with any current or prospective customer of the Company or any subsidiary of the Company.

            (c) Nothing in this paragraph 11 prohibits Executive from being (i) a stockholder in a mutual fund or a diversified investment company or
(ii) a passive owner of not more than one percent (1%) of the outstanding equity of any class of a corporation, limited partnership, limited liability company or other entity, any securities or equity of which are publicly traded, so long as Executive has no active participation in the business of such entity.

            (d) If, at any time of enforcement of this paragraph 11, a court or an arbitrator holds that the restrictions stated in this paragraph 11 are unreasonable under circumstances then existing, Executive and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained in this paragraph 11 to cover the maximum period, scope and area permitted by law.

         12.Remedies: Executive acknowledges that the Company would be
            --------
irreparably injured by a violation of paragraph 10 or paragraph 11 of these Principal Terms, and Executive agrees that the Company shall be entitled to an injunction restraining Executive from any actual or threatened breach of paragraph 10 or paragraph 11 or to any other appropriate equitable remedy without any bond or other security being required.

         13.Successor and Coordination: The Company will be required to have
            --------------------------
any successor to all or substantially all of its business and/or assets expressly assume and agree to fulfill the terms of Executive's employment in the same manner and to the same extent that the Company would be required to do so if no such succession had taken place. These Principal Terms shall supersede any inconsistent terms of any Company plan, document, or award agreement.

         14.Notices: All notices and other communications required or permitted
            -------
under these Principal Terms shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, postage prepaid, addressed (a) if to Executive, to Mitchell T. Engel, 525 Circle Lane, Lake Forest, Illinois 60045, and if to ServiceMaster, to The ServiceMaster Company, One ServiceMaster Way, Downers Grove, IL 60515, Attention: General Counsel, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15.Governing Law; Validity: The interpretation, construction and
            -----------------------
performance of these Principal Terms shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of these Principal Terms shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

         16.Modification or Waiver: No provision of these Principal Terms may
            ----------------------
be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by any of the Chairman, President and CEO, the Chief Financial Officer, the General Counsel or the Treasurer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of these Principal Terms to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of these Principal Terms or to assert any right which Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of these Principal Terms.

         17.Entire Agreement: Except as otherwise specified herein, these
            ----------------
Principal Terms constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

         18.Nonalienation: Except as required by law or court order, benefits
            -------------
payable under these Principal Terms shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive, his estate or a beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.





THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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                                   Appendix A

As used in these Principal Terms for Employment, the following terms shall have the meanings set forth below:

         Termination for "Cause" means a termination by the Company, within one
            ----------------------
hundred twenty (120) days of the Chief Executive Officer becoming aware of the event, resulting from:

            (1) a material breach by Executive of his duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach; or

            (2) conviction (including a plea of guilty or nolo contendere) of any felony of any kind (other than Limited Vicarious Liability or a routine traffic infraction) or any other crime (whether it is a felony or not) involving securities fraud or theft of substantial assets of the Company,

            (3) willful misconduct with regard to the Company, or gross neglect or dereliction of duty resulting in either case in material economic harm to the Company or significant damage to the Company's reputation;

            (4) failure to follow in good faith the reasonable lawful direction of the Chief Executive Officer despite written instruction to do so, or

            (5) a violation of his statutory or common law duty of loyalty to the Company.

            "Limited  Vicarious  Liability",  as  used  above,  shall  mean  any
             -----------------------------
liability which is (x) based on acts of the Company for which Executive is charged solely as a result of his offices with the Company and (y) provided that
(1) he was not directly involved in such activities and either had no prior knowledge of such intended action or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (2) he did not have a reasonable basis to believe that the law was being violated by such acts.

            Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless he has (i) had ten (10) days' written notice setting forth the reasons for the Company's intention to terminate for Cause, and (ii) had an opportunity to meet with the Chief Executive Officer to discuss such reasons.

            "Good Reason" means: (i) diminution in Executive's  titles, (ii) the
             -----------
assignment of duties to Executive that are materially and adversely inconsistent with Executive's positions, (iii) any material diminution in Executive's authority, responsibility or reporting lines, including, but not limited to, maintaining Executive's then positions in the Company and the Company becoming

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

more than fifty percent (50%) owned by another entity and Executive not having the same titles, responsibilities and duties in the parent entity, (iv) reduction in Executive's annual salary, (v) removal from, or failure to reappoint Executive to the President and Chief Executive Officer's Executive Committee, or (vi) a Change-in-Control (as defined in the Company's 2000 Equity Incentive Plan). If Executive determines that Good Reason exists, Executive must notify the Company in writing, within one hundred eighty (180) days following Executive's knowledge of the first event which Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under the terms of Executive's employment. If the Company remedies such event within thirty (30) days following receipt of such notice, the Executive may not terminate employment for Good Reason as a result of such event.


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